UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 8, 2017

LIBERTY SILVER CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-150028	32-0196442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

390 Bay Street, Suite 806 Toronto, Ontario, Canada	M5H 2Y2
(Address of principal executive offices)	(Postal Code)

Registrant’s telephone number, including area code: 888-749-4916

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On May 8, 2017, Liberty Silver Corp. (the “Company”) announced the completion of the second tranche of its private placement (the “Private Placement”) consisting of 1,578,912 common shares (each a “Share”) at a price of CAD$1.00 per Share for gross proceeds of CAD$ 1,578,912. Proceeds of the Private Placement will be used for general working capital purposes. The Private Placement was exempt from registration under the Securities Act of 1933, amended, by virtue of Sections 4(a)(2) and/or Regulations D and S thereunder. There was a CAD$ 12,000 finders’ fee paid in connection with non US subscribers in the Private Placement. The press release is attached as Exhibit 99 to this Form 8-K.

Item 9.01 Financial Statements And Exhibits

The following exhibits are filed with this Form 8-K and are incorporated herein by reference:

Exhibit 99	●	News Release dated May 8, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY SILVER CORP.

(Registrant)

Date: May 8, 2017	By:	/s/ Howard M. Crosby
Howard M. Crosby
Chief Executive Officer